Exhibit 23.5

Consent of Independent Auditor

We consent to the incorporation on Form S-1 of ConvergeOne Holdings, Inc. of our report dated February 9, 2018, related to the consolidated financial statements of AOS, Inc. and Subsidiaries, appearing in this Registration Statement.

Kansas City, Missouri

March 20, 2018